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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): DECEMBER 13, 2005

                               TOLL BROTHERS, INC.
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               (Exact Name of Registrant as Specified in Charter)

         DELAWARE                        001-09186               23-2416878
-----------------------------           ------------         -------------------
(State or Other Jurisdiction)           (Commission             (IRS Employer
      of Incorporation)                 File Number)         Identification No.)



         250 GIBRALTAR ROAD, HORSHAM, PA                     19044
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    (Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code: (215) 938-8000

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         (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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 ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 13, 2005, the Executive Compensation Committee of the Board of Directors of Toll Brothers, Inc. (the "Company") determined that bonuses under the Executive Officer Cash Bonus Plan (the "Bonus Plan") for the Company's 2006 fiscal year for each of Messrs. Zvi Barzilay, the Company's President and Chief Operating Officer, and Joel H. Rassman, the Company's Executive Vice President, Treasurer and Chief Financial Officer (the designated participants in the Bonus
Plan) shall be calculated based upon two components - (a) an individual performance goal component, and (b) a company performance goal component.

The individual performance goals for Mr. Barzilay are based on various factors, including: personal visits to at least four remote divisions; weekly recommendations to the Chief Executive Officer arising out of weekly sales and production reports, and follow-up with the relevant operational vice presidents to discuss the status of the relevant divisions and actions to be taken; meetings and reviewing all support departments, including those relating to human resources, manufacturing, architecture, land development, engineering and facilities maintenance; an increase in production in an amount approximating the increase in sales from fiscal 2005 to fiscal 2006; delegating more responsibility for the Company's operations to regional presidents and confirm timely assumption of such responsibility; reviewing and approving all new land transactions, to the extent not approved by the Chief Executive Officer; and evaluating and, if approved, implementing a new long term incentive program.

The performance goals for Mr. Rassman include: presiding over and effectuating the timely and successful completion of the controls testing process under section 404 of the Sarbanes-Oxley Act of 2002; presiding over all bank and analyst meetings, and delegating certain other tasks related to bank and analyst meetings to the senior vice president for investor relations and integrating other financial managers into the process; presiding over and effectuating the delivery of timely and complete quarterly financial statements and cash flow projections; organizing and assisting in the preparation and conducting of conference calls (such as those relating to quarterly backlog/revenue and earnings); identifying potential investors in the home building industry not presently invested in the Company and developing strategies with respect thereto; restructuring the Company's tax department responsibilities, reviewing federal and state tax areas to seek to achieve tax savings and efficiencies and implementing programs with respect thereto; and completing a new financing in either the bank or capital markets.

The company performance goal component is stated in terms of the Company's attainment of specified levels of adjusted pre-tax earnings during fiscal 2006, and the maximum amount of the bonuses payable under this component is determined by application of a mathematical formula to the Company's actual adjusted pre-tax earnings for fiscal 2006 in excess of a series of targeted levels of adjusted pre-tax earnings.

The bonuses payable for fiscal 2006 are subject to all applicable limitations of the Bonus Plan, including the Bonus Plan's limitations on aggregate payments to any one participant during any one Plan Year (defined in the Bonus Plan as the Company's fiscal year) and, with respect to the individual performance goal component described above, the Company's revenues exceeding a certain level.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c). Exhibits.
     The following Exhibit is filed as part of this Current Report on Form 8-K:

Exhibit
  No. Item

10.1*    Executive Cash Bonus Plan 2006 Performance Goals adopted December 13,
         2005.


* Filed electronically herewith.



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                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


TOLL BROTHERS, INC.                              Dated: December 19, 2005

By: Joseph R. Sicree
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   Joseph R. Sicree
   Vice President, Chief
   Accounting Officer